EXHIBIT 7


                                  SUPPLEMENT
                                      TO
                               SERIES SUPPLEMENT
  REPACKAGED AMERICAN GENERAL FLOATING RATE TRUST CERTIFICATES
                              SERIES 2003-1 TRUST

          THIS SUPPLEMENT, dated as of July 11, 2003 (this "Supplement"), to the Series Supplement dated as of July 2, 2003 (the "Series Supplement") between Lehman ABS Corporation, as depositor (the "Depositor"), and U.S. Bank Trust National Association, as the trustee (the "Trustee" and, together with the Depositor, the "Parties"), with respect to the Repackaged American General Floating Rate Trust Certificates Series 2003-1 Trust, which Series Supplement supplements the Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms" and, together with the Series Supplement, the "Trust Agreement"), between the Depositor and the Trustee.


                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Parties entered into the Series Supplement for the purpose of setting forth, among other things, certain supplemental information with respect to the issuance of trust certificates by the Repackaged American General Floating Rate Trust Certificates Series 2003-1 Trust (the "Trust"); and


          WHEREAS, pursuant to Section 3(d) of the Series Supplement, the Depositor desires to sell additional Underlying Securities having an aggregate principal amount of $5,000,000 to the Trust and, in connection therewith, the Parties desire to cause the Trust to issue additional Certificates having an aggregate principal balance of $5,000,000;


          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parties hereby agree as follows:


     1. Definitions. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Trust Agreement.

     "Supplement to the Confirmation" shall mean the Confirmation dated July 11, 2003, in the form attached hereto as Exhibit A.

     2. Issuance of Additional Certificates. Pursuant to Section 3(d) of the Series Supplement, the Depositor hereby sells to the Trust an additional $5,000,000 of Underlying Securities and the Trust hereby issues an additional $5,000,000 principal amount of Certificates (the "Additional Certificates"). The Additional Certificates shall have an issue date of even date herewith. The descriptions of the Underlying Securities and the Certificates in the Series Supplement, shall be deemed to be amended mutatis mutandis.

     3. Effect of Supplement. Except as supplemented hereby, the Series Supplement is ratified and confirmed and continues in full force and effect.

     4. Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

     5. Governing Law. THIS SUPPLEMENT AND THE TRANSACTIONS DESCRIBED HEREIN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PROVISIONS THEREOF.

     6. Headings. The headings of Sections contained in this Amendment are provided for convenience only. They form no part of this Amendment or the Series Supplement and shall not affect the construction or interpretation of this Amendment or Series Supplement or any provisions hereof or thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplement to the Series Supplement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                      LEHMAN ABS CORPORATION,
                           as Depositor



                        By:
                            --------------------------------------------------
                               Name:
                              Title:


                        U.S.BANK TRUST NATIONAL ASSOCIATION,
                            not in its individual capacity
                            but solely as Trustee on behalf
                            of the Repackaged American General Floating Rate
                              Trust Certificates,
                            Series 2003-1 Trust




                        By:
                            --------------------------------------------------
                               Name:
                              Title:

                                   EXHIBIT A

                    FORM OF SUPPLEMENT TO THE CONFIRMATION


          Reference is made to (i) that certain Standard Terms for Trust Agreements (the "Standard Terms") dated as of January 16, 2001 between Lehman ABS Corporation, as depositor (the "Depositor"), and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by that certain Series Supplement dated as of July 2, 2003 between the Depositor and the Trustee in respect of the Repackaged American General Floating Rate Trust Certificates Series 2003-1 Trust (the "Series Supplement") and a supplement to the Series Supplement, dated as of July 11, 2003 (the "Supplement" and, together with the Series Supplement and the Standard Terms, the "Trust Agreement") and (ii) the 1992 ISDA Master Agreement (Multicurrency -- Cross Border). including the Schedule thereto and the Confirmation thereunder (collectively, the "Swap Agreement"), dated as of July 2, 2003, between Lehman Brothers Derivative Products Inc. (the "Trust") and Repackaged American General Floating Rate Trust Certificates, Series 2003-1 Trust (the "Swap Counterparty"). Capitalized terms used but not defined herein shall have the meaning specified in the Trust Agreement or the Swap Agreement.


          The Trust and the Swap Counterparty hereby acknowledge that, following the issuance of $5,000,000 principal amount of Additional Certificates on July 11, 2003, the Notional Amount of the Swap Agreement as of such date shall be $15,000,000.


          The Trust and the Swap Counterparty hereby acknowledge that, on the Party A Payment Date in July 2003 the Party A Floating Rate Payer Payment Amount shall be equal to (A) the product of (i) $10,000,000, (ii) 1.42054% and
(iii) 9 divided by 360; plus (B) the product of (i) $15,000,000, (ii) 1.42054%
and (iii) 4 divided by 360.


Dated: July 11, 2003

                              REPACKAGED AMERICAN GENERAL FLOATING RATE TRUST
                                 CERTIFICATES,
                              SERIES 2003-1 TRUST

                              By:   U.S. BANK TRUST NATIONAL ASSOCIATION,
                                    not in its  individual capacity but solely
                                    as Trustee under the Trust Agreement


                              By:___________________________________________
                              Name:
                              Title:

                              LEHMAN BROTHERS DERIVATIVE PRODUCTS INC.


                              By:___________________________________________
                              Name:
                              Title:

                                      A-2